SECOND AMENDMENT TO

FUND SERVICES AGREEMENT

Second Amendment to the Fund Services Agreement dated September 10, 2013 (this “2nd Amendment”) made by and between Gemini Fund Services, LLC, a Nebraska limited liability company (“GFS”), and Forethought Variable Insurance Trust, a Delaware statutory trust (the “Trust”), (each a “Party” and together the “Parties”).

WHEREAS, GFS and the Trust are parties to that certain Fund Services Agreement dated September 10, 2013, as amended (the “Agreement”); and

WHEREAS, the U.S. Securities and Exchange Commission adopted new rules and forms to modernize the reporting and disclosure of information by registered investment companies (the “Reporting Modernization Rules”); and

WHEREAS, GFS seeks the Trust’s approval of additional fees associated with the preparation and filing of the newly adopted forms N-PORT and N-CEN as required by the Reporting Modernization Rules to cover the increased cost to GFS of providing such services effective November 12, 2018; and

WHEREAS, the Trust’s Board of Trustees is agreeable to the aforementioned additional fees.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree to amend the Agreement as follows:

1.                                      Amendments.

(a)                                 Section 6 of Appendix I to the Agreement hereby is deleted in its entirety and replaced with the following:

6)             Provide all raw data available from its mutual fund accounting system for the Fund’s investment adviser or the administrator to assist in preparation of the following:

a.        Semi-annual financial statements;

b.        Annual form N-CEN and annual tax returns;

c.         Financial data necessary to update form N-1A; and

d.        Annual proxy statement.

(b)                                 Section 9 of Appendix II to the Agreement hereby is deleted in its entirety and replaced with the following:

9)             In consultation with legal counsel for the Trust, assist in and monitor, where applicable, the preparation, filing, printing and dissemination to shareholders of the following:

a.              amendments to the Trust’s Registration Statement on Form N-1A;

b.              periodic reports to the Trustees, shareholders and the SEC, including but not limited to annual reports and semi-annual reports;

c.               notices pursuant to Rule 24f-2;

d.              proxy materials; and

e.               reports to the SEC on Forms N-CEN, N-CSR, N-Q,
N-PORT, N-23c-3 and N-PX (as applicable).

(c)                                  Appendix IV to the Agreement hereby is amended by adding the following:

Reporting Modernization fees.  In addition to the Annual Fee discussed above, beginning November 12, 2018, each Fund shall pay a monthly reporting modernization fee for third-party data and technology and personnel costs associated with N-PORT and N-CEN filings.  These fees are described in the attached Schedules 1, 2, and 3, which may be amended from time to time at the mutual agreement of the Parties.

2.                                      Miscellaneous.

(a)                                 Except as hereby amended, the Agreement shall remain in full force and effect.

(b)                                 This 2nd Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this 2nd Amendment to be executed by its duly authorized officer as of the date and year first above written.

FORETHOUGHT VARIABLE INSURANCE TRUST		GEMINI FUND SERVICES, LLC

By:	/s/Robert Arena	By:	/s/Kevin Wolf
	Name: Robert Arena		Name: Kevin Wolf
	Title: President		Title: President

Schedule 1 — List of Funds with current categories

Fund Name	Fund Type+	Volume of Positions Held#	Derivatives@
GA American Funds Managed Risk Portfolio	Fund of Funds	Low	No
GA Balanced Managed Risk Portfolio	Fund of Funds	Low	No
GA BlackRock Global Allocation Managed Risk	Fund of Funds	Low	No
GA Franklin Dividend & Income Managed Risk Portfolio	Equity & Fixed Income	Moderate	Swaps, Forwards
GA Goldman Sachs Dynamic Trends Portfolio	Fund of Funds & Treasury	Low	No
GA Growth Managed Risk Portfolio	Fund of Funds	Low	No
GA Moderate Growth Managed Risk Portfolio	Fund of Funds	Low	No
GA Motif Technological Innovations Portfolio	Equity	Low	No
GA PIMCO Tactical Allocation Portfolio	Fund of Funds & Fixed Income	Low	Swaps, Forwards, Options, Swaptions
GA Select Advisor Managed Risk Portfolio	Fund of Funds	Low	No
GA Wellington Research Managed Risk Portfolio	Equity & Fixed Income	Moderate	Occasional Swap Positions
GA Wilshire Dynamic Conservative Allocation Portfolio	Fund of Funds	Low	No
GA Wilshire Dynamic Growth Allocation Portfolio	Fund of Funds	Low	No
GA BlackRock Allocation Portfolio	Fund of Funds	Low	No
GA BlackRock Disciplined Core Portfolio	Equity	Moderate	No
GA BlackRock Disciplined Growth Portfolio	Equity	Low	No
GA BlackRock Disciplined International Core Portfolio	International Equity	Moderate	Forwards
GA BlackRock Disciplined Mid Cap Growth Portfolio	Equity	Moderate	No
GA BlackRock Disciplined Small Cap Portfolio	Equity	Moderate	No
GA BlackRock Disciplined US Core Portfolio	Equity	Moderate	No
GA BlackRock Disciplined Value Portfolio	Equity	Moderate	No
GA BlackRock High Yield Portfolio	Fixed Income	Moderate	No
GA Goldman Sachs Core Fixed Income Portfolio	Fixed Income	Moderate	Swaps, Forwards
GA Goldman Sachs Global Equity Insights Portfolio	International Equity	Moderate	No
GA Goldman Sachs Large Cap Growth Insights Portfolio	Equity	Low	No
GA Goldman Sachs Mid Cap Value Insights Portfolio	Equity	Low	No

+ Based on data as of June 30, 2018.

Schedule 2 — Fee Matrix pre-filing requirement

The below annualized fees will be in effect from November 12, 2018 through May 31, 2019, prior to the liquidity classification and filing requirement of Forms N-PORT and N-CEN.  Each Fund will be billed on a monthly basis an amount equal to 1/12th of the applicable annual fee below.

For periods through May 31, 2019

			TIER 2 ICE DATA
			Equity Fund/Fund of Funds(1),(2)
			Low Volume	Moderate Volume	High Volume
			$1,800	$2,200	$2,600
Service Fee Estimate(3),(4)	No Derivatives	$6,000	$7,800	$8,200	$8,600
	Derivatives	$6,800	$8,600	$9,000	$9,400

			TIER 2 ICE DATA
			Fixed Income/Multi-Asset Class(1),(2)
			Low Volume	Moderate Volume	High Volume
			$3,600	$4,400	$5,200
Service Fee Estimate(3),(4)	No Derivatives	$6,800	$10,400	$11,200	$12,000
	Derivatives	$7,600	$11,200	$12,000	$12,800

(1) Low = less than 250 positions; Moderate = 250 to 1000 positions; High = in excess of 1000 positions.

(2) Does not include cost of liquidity classifications.

(3) Does not include futures contracts for the purpose of this assessment. The focus is on swaps and other products which may have underlying reporting challenges.

(4) 20% discount until filing requirement becomes effective.

(5) Includes cost of liquidity classifications.

Schedule 3 — Fee Matrix post-filing requirement

The below annualized fees are effect beginning June 1, 2019 and include both filing costs and liquidity classification provided through Gemini. Each Fund will be billed on a monthly basis an amount equal to 1/12th of the applicable annual fee below.

For periods after June 1, 2019

			TIER 2 ICE DATA
			Equity Fund/Fund of Funds(1),(5)
			Low Volume	Moderate Volume	High Volume
			$2,250	$2,750	$3,250
Service Fee Estimate(3)	No Derivatives	$7,500	$9,750	$10,250	$10,750
	Derivatives	$8,500	$10,750	$11,250	$11,750

			TIER 2 ICE DATA
			Fixed Income/Multi-Asset Class(1),(5)
			Low Volume	Moderate Volume	High Volume
			$4,500	$5,500	$6,500
Service Fee Estimate(3)	No Derivatives	$8,500	$13,000	$14,000	$15,000
	Derivatives	$9,500	$14,000	$15,000	$16,000

(1) Low = less than 250 positions; Moderate = 250 to 1000 positions; High = in excess of 1000 positions.

(2) Does not include cost of liquidity classifications.

(3) Does not include futures contracts for the purpose of this assessment. The focus is on swaps and other products which may have underlying reporting challenges.

(4) 20% discount until filing requirement becomes effective.

(5) Includes cost of liquidity classifications.